UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


            Date of Report (Date of earliest reported): March 7, 2007


                        AMERICAN TECHNOLOGIES GROUP, INC.
               (Exact name of registrant as specified in charter)

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
                 Nevada                                  0-23268                               95-4307525
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    (State or other jurisdiction of              (Commission File Number)           (IRS Employer Identification No.)
             incorporation)
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      1315 Ridgewood Ave. Omaha, NE                            68124
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (626) 357-5000

                                   Copies to:
                       Virgil K. Johnson & Paul D. Heimann
                           Erickson & Sederstrom, P.C.
                          Regency Westpointe, Suite 100
                           10330 Regency Parkway Drive
                                 Omaha, NE 68114
                              Phone:(402) 390-2200
                              Fax: (402) 390-7130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02         Departure of Directors or Principal Officers; Election of
                  Directors; Appointment of Principal Officers

On February 28, 2007, the Company accepted the resignation of William N. Plamondon III, as Chief Executive Officer and finalized the terms of his departure. Pursuant to the attached Severance and Release Agreement, Mr. Plamondon, and R.I. Heller Co., LLC and certain other parties who have worked with RI Heller have agreed that Mr. Plamondon will serve as CEO through March 1, 2007, that RI Heller and Mr. Plamondon will transfer, without charge, all shares of common stock of the Company owned by them (680,000 shares) to the Company, that RI Heller will receive $120,000 for Mr. Plamondon's and RI Heller's services (payable in 12 monthly installments of $10,000), and that the parties will mutually release each other for all claims to the date of the agreement. A full copy of the agreement with Mr. Plamondon and R.I. Heller is attached as an exhibit to this filing.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AMERICAN TECHNOLOGIES GROUP, INC.



Date:  March 7, 2007                        /s/ Dr. Gary Fromm
                                            -----------------------------
                                            Dr. Gary Fromm,
                                            Chairman and Chief Financial Officer

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